Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FTC SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	3674	81-4816270
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

FTC Solar, Inc.
9020 N Capital of Texas Hwy, Suite I-260,
Austin, Texas 78759
(737) 787-7906
(Address, Including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick M. Cook
Chief Financial Officer
FTC Solar, Inc.
9020 N Capital of Texas Hwy, Suite I-260,
Austin, Texas 78759
(737) 787-7906
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Andrea L. Nicolás, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3000	Jacob D. Wolf, Esq. General Counsel and Secretary FTC Solar, Inc. 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas 78759 (737) 787-7906	Benjamin K. Marsh, Esq. Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-254797

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share	1,631,790	$13.00	$21,213,270	$2,314.37
(1)
Represents only the additional number of shares of common stock being registered, and includes 212,843 additional shares of common stock that the underwriters have the option to purchase, solely to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-254797).

(2)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, based on the proposed maximum aggregate offering price. The registrant previously paid a filing of $46,224.00 for the Registration Statement on Form S-1 (File No. 333-254797), which was declared effective on April 27, 2021. In accordance with Rule 462(b) under the Securities Act of 1933, an additional amount of securities having a proposed maximum aggregate offering price of $21,213,270 are hereby registered, which includes the additional shares that the underwriters have the option to purchase, solely to cover over-allotments, if any.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

FTC Solar, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of additional shares of common stock, par value $0.0001 per share of Registrant. This Registration Statement relates to the public offering of securities contemplated by the earlier registration statement on Form S-1, as amended (File No. 333-254797) (the “Prior Registration Statement”), which the Commission declared effective on April 27, 2021. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 1,631,790 shares of its common stock, which includes 212,843 shares of common stock that may be sold pursuant to the underwriters’ option to purchase additional shares, solely to cover over-allotments, if any. The additional shares of common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The Registrant hereby certifies that it has sufficient funds in the relevant account to cover the amount of the filing fee set forth on the cover page of this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page to the Prior Registration Statement, initially filed by the Registrant on March 26, 2021 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, FTC Solar, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 27th day of April, 2021.

FTC SOLAR, INC.

By:	/s/ Anthony P. Etnyre
Name:	Anthony P. Etnyre
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony P. Etnyre	Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2021
Anthony P. Etnyre

/s/ Patrick M. Cook	Chief Financial Officer (Principal Financial Officer)	April 27, 20211
Patrick M. Cook

/s/ M. Cathy Behnen	Chief Accounting Officer (Principal Accounting Officer)	April 27, 2021
M. Cathy Behnen

*	Director	April 27, 2021
T.J. Rodgers

*	Director	April 27, 2021
David Springer

*	Director	April 27, 2021
Ahmad Chatila

*	Director	April 27, 2021
William Aldeen (“Dean”) Priddy, Jr.

*	Director	April 27, 2021
Isidoro Quiroga Cortés

*	Director	April 27, 2021
Shaker Sadasivam

*	Director	April 27, 2021
Lisan Hung

*By:	/s/ Anthony P. Etnyre
Anthony P. Etnyre Attorney-in-fact